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                                                    EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders
   of Andrea Electronics Corporation
11-40 45th Road
Long Island City, New York


We consent to the incorporation by reference in Registration Statement No.
33-
84092 on Form S-8 of Andrea Electronics Corporation of our report dated February 2, 1995, appearing in the Annual Report on Form 10-K of Andrea Electronics Corporation for the year ended December 31, 1995.





/s/ RAICH ENDE MALTER LERNER & CO.

RAICH ENDE MALTER LERNER & CO.
Certified Public Accountants
East Meadow, New York
March 29, 1996